Exhibit 5.2

Lilium N.V. Galileostraße 335 82131 Gauting, Germany	New York 3 World Trade Center 175 Greenwich St. New York, NY 10007 T +1 (212) 277-4000 www.freshfields.com

July 26, 2024

Ladies and Gentlemen:

We are acting as United States counsel to Lilium N.V., a Dutch public limited liability company (the Company), in connection with the registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the Commission) on July 26, 2024 (as it may be amended and supplemented after the initial filing date, the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended (the Securities Act), of the sale from time to time of up to an aggregate offering price of $250,000,000 of (a) Class A ordinary shares of the Company, nominal value €0.01 per share (the Class A Shares); (b) warrants to purchase Class A Shares (the Warrants), which may be issued under one or more warrant agreements (each, a Warrant Agreement) to be entered into between the Company and the warrant agent to be named therein (the Warrant Agent); and (c) rights to purchase Class A Shares (the Rights and, collectively with the Class A Shares and the Warrants, the Securities) which may be issued under one or more rights agreements (each, a Rights Agreement).

The opinion expressed herein is confined to the law of the State of New York, as currently in effect. Accordingly, we express no opinion herein with regard to any other laws. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In rendering the opinions expressed below, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof.

Freshfields Bruckhaus Deringer is an international legal practice operating through Freshfields Bruckhaus Deringer US LLP, Freshfields Bruckhaus Deringer LLP, Freshfields Bruckhaus Deringer (a partnership registered in Hong Kong), Freshfields Bruckhaus Deringer Law office, Freshfields Bruckhaus Deringer Foreign Law Office, Studio Legale associato a Freshfields Bruckhaus Deringer, Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, Freshfields Bruckhaus Deringer Rechtsanwälte PartG mbB and other associated entities and undertakings. For further regulatory information please refer to www.freshfields.com/support/legal-notice.

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Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2.	When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Company and each other party thereto; the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement; and such Rights or any certificates representing the Rights have been duly authorized, executed, issued, authenticated (if required) and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of The Netherlands; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Warrant Agreement and the Rights Agreement are each a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) any Warrant Agreement or Rights Agreement will be governed by the laws of the State of New York.

Our opinions above are subject to (i) (a) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, (b) the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally and (c) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing, and (ii) limitations on the right to indemnity and contribution under applicable law and public policy.

In addition, we express no opinion as to (i) the validity, legally binding effect or enforceability of (a) any waiver of immunity, (b) any waiver of a right to trial by jury, (c) any waiver of inconvenient forum or (d) any provisions relating to partial unenforceability or (ii) (a) whether a federal or state court outside New York would give effect to any choice of law provision or (b) any provisions that relate to the subject matter jurisdiction of the federal or state courts of a particular jurisdiction to adjudicate any controversy related to the Warrant Agreement or the Rights Agreement or the transactions contemplated thereby.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Registration Statement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

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We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer US LLP